Exhibit T3A-49

Entity# : 6469536 Date Filed: 10/28/2016 Pedro A. Cortes Secretar of the Commonwealth PENNSYLVANIA DEPARTMENT OF STATE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS Certificate of Organization Domestic Limited Liability Company (15 Pa.C.S. § 8913) Name Joseph Moen Address 92 Palmer Street, City State Zip Code. Arlington MA 02474 Document will be returned to the name and address you enter to the left. TFA161101JF1014 Fee: $125.00 In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned to organize a limited liability company, hereby certifies that: 1. The name of tbe limited liability company (designator is required. i.e., “company”, “limited” or “limited liability company” or abbreviation): Colombia Care Pennsylvania LLC 2. The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) of its commercial registered office provider and the county of venue is: (a) Number and Street City State Zip County 7 Marlon Street Tunkhannock PA 18657 Wyoming (b) Name of Commercbl Registered Office Provider County c/o: 3. The name and address, including street and number, if any, of each organizer is (all organizers must page 2): Name Address Columbia Care LLC 70 Industrial Avenue East, Lowell, Out Of State, Unfted States , 0185% I 4. Strike out if inapplicable term A-member’s interest in the cempany is te be evideaeed by-a-emifieate ef membership iB~NSt. A-member’s iBt.eFest iB the eempaay is te be e>lideaeed by-a-emifieate ef membership iB~NSt. PA D’EPT. OF STATE

DSCB: 15-8913-2 5. Strike out if inapplicable tom Management oftbe company is vested in a manager or managers. 6. The spedfied effective date., if any is: (month date year hour, ifany) month date year hour, ifany 7. Strike out if inapplicable: The eempa&)’ is a restrided pFefessieaal c-empaay ergaa~ed te reader the fellewiag Feshid ed prefessieaal seFV’ice(s): 8. For additional provisions of the certificate, ifany, attach an 811: x 11 sheet. IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 28 day of October , 2016 Colurabia Care LLC Nicholas Vita Signature